Sonic Foundry Reports Record Third Quarter Fiscal 2011 Results

MADISON, Wis., July 27, 2011 /PRNewswire/ -- Sonic Foundry, Inc. (NASDAQ: SOFO), the recognized market leader for rich media webcasting, lecture capture and knowledge management, today announced financial results for its fiscal 2011 third quarter ended June 30, 2011.

GAAP results include:

  Revenues of $7.1 million, up 26 percent over the third quarter of fiscal 2010
  Product and other revenue of $4.0 million, an increase of 28 percent over the third quarter of fiscal 2010
  Services revenue of $3.1 million, an increase of 23 percent over the third quarter of fiscal 2010
    Support and maintenance revenues of $1.8 million, an increase of 14 percent over the third quarter of fiscal 2010
    Event services and hosting revenues of $1.3 million, an increase of 38 percent over the third quarter of fiscal 2010
  Unearned revenue balance of $5.7 million, an increase of 10 percent over the third quarter of fiscal 2010
  GAAP net income of $212 thousand or $0.06 per basic share, compared to net income of $203 thousand or $0.06 per basic and diluted share in the third quarter of fiscal 2010

Non-GAAP results include:

  Billings of $7.5 million, an increase of 26 percent over the third quarter of fiscal 2010
  Product and other billings of $4.0 million, an increase of 28 percent over the third quarter of fiscal 2010
  Services billings of $3.5 million, an increase of 24 percent over the third quarter of fiscal 2010
    Support and maintenance billings of $2.2 million, an increase of 12 percent over the third quarter of fiscal 2010
    Event services and hosting billings of $1.4 million, an increase of 47 percent over the third quarter of fiscal 2010
  Non-GAAP net income of $1.05 million or $0.28 per basic share compared to net income of $853 thousand or $0.24 per basic share in the third quarter of fiscal 2010

Non-GAAP net income primarily excludes all non-cash related expenses of stock compensation, depreciation, amortization, provision for income taxes and includes the cash impact of billings not recognized as revenue. Reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Year-to-date 2011 revenues are up 23 percent from YTD-2010. Revenues for the first nine months of 2011 totaled $18.5 million compared to $15.0 million in the first nine months of 2010.

As previously reported, cash used in operating activities continues to improve. Cash used in operating activities was $(27) thousand in YTD-2011 compared to cash used in operating activities in YTD-2010 of $(456) thousand, an improvement of $429 thousand. Cash used in YTD-2011 improved primarily by a $411 thousand increase in net income, from a net loss of $(248) thousand, or $(0.07) per basic and diluted share, in YTD-2010 to net income of $163 thousand in YTD-2011, or $0.06 per basic share.

International product billings accounted for 20 percent of overall billings, compared to 19 percent in Q3-2010. Total event services and hosting revenues for the quarter were $1.3 million compared to $951 thousand in Q3-2010, with $3.9 million for YTD-2011 compared to $2.8 million for YTD-2010.

Of the unearned revenue balance, the company expects to realize $2.2 million in the quarter ending September 30, 2011. Revenue from service contracts is recognized over the life of the contract. Services revenue includes Mediasite customer support contracts as well as training, installation, rental, event and content hosting services. Sonic Foundry Event Services customers are typically corporate meeting planners, communication executives or training directors planning either large, multi-room, multi-day events or high-profile live events such as press conferences or product launches.

Third quarter fiscal 2011 total gross margin was 70 percent, compared to 74 percent in Q3-2010. Gross margin continues to be affected by an increase in direct and outsourced event labor costs with lower markups for services which the company does not provide, such as closed captioning. Gross margin was also impacted by a greater volume of discounted upgrade units for customers whose product had reached the end of hardware warranty eligibility and by an increase in high definition material cost. These effects were partially offset by a lesser number of higher quantity transactions with corresponding discount pricing this year than in the prior year.

In the third quarter fiscal 2011 and 2010, 66 percent of billings were to preexisting customers. Billings to education customers totaled 65 percent and corporate billings totaled 28 percent of the total billings for the quarter.

"The fiscal third quarter is historically our strongest, and we once again experienced unprecedented interest in Mediasite for lecture capture in our key vertical of higher education. Student demand for online learning options is rising, and as that demand intensifies, our existing clients bring Mediasite into new classrooms and new departments across their campus," said Gary Weis, chief executive officer of Sonic Foundry. "Our customers continue to invest in network infrastructure to support streaming initiatives which deliver content to their users on a wide variety of mobile and desktop devices. Others in corporate, health, government and education find Mediasite to be an attractive option because of our unique ability to offer both on-premises and hosted webcasting solutions, as well as turnkey webcasting services."

Sonic Foundry will host a corporate webcast today for analysts and investors to discuss its fiscal 2011 third quarter results at 3:30 p.m. CT / 4:30 p.m. ET. It will use its patented rich media communications system, Mediasite, to webcast the presentation for both live and on-demand viewing. To access the presentation, go to www.sonicfoundry.com/q3. An archive of the webcast will be available for 30 days.

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use a measure of non-GAAP net income or loss in our financial presentation, which excludes certain non-cash costs and includes certain cash billings not recognized as revenue for GAAP purposes. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Our non-GAAP financial measures reflect adjustments based on the following items:

  Billings not recorded as revenue: We have included the cash effect of billings not recorded as revenue, which are deferred for GAAP purposes, in arriving at non-GAAP net income or loss. Our services are typically billed and collected in advance of providing the service which requires minimal cost to perform in the future. Billings are a better indicator of customer activity and cash flow than revenue is, in management's opinion, and is therefore used by management as a key operational indicator.

  Depreciation and amortization of intangible and other assets expenses: We have excluded the effect of depreciation and amortization of assets from our non-GAAP net income or loss. Amortization of intangible assets expense varies in amount and frequency and it is significantly affected by the timing and size of our acquisitions. Depreciation and amortization of asset costs is a non-cash expense that includes the periodic write-off of tooling, product design and other assets that contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

  Non-cash provision for income taxes: We have excluded the impact of the provision for income taxes from our non-GAAP net income or loss. The provision for income taxes is associated with the difference in treatment of goodwill which is not expensed for GAAP purposes but is amortized over a fifteen year life for Federal income tax purposes. The result is a non-cash expense and liability that will never be paid.

  Stock-based compensation expenses: We maintain an employee qualified stock option plan under which we grant options to acquire common stock to eligible employees. We also maintain an employee stock purchase plan under which common stock may be issued to eligible employees at a reduced price. Stock-based compensation expenses are recorded for these plans in accordance with FASB Accounting Standards Codification subtopic 718, Compensation-Stock Compensation. Stock-based compensation expense is a non-cash expense. As a result, we have excluded the effect of stock-based compensation expenses from our non-GAAP net income or loss.

About Sonic Foundry®, Inc.

Sonic Foundry (NASDAQ: SOFO, www.sonicfoundry.com) is the global leader for rich media webcasting and knowledge management, providing enterprise communication solutions for education, business and government. Powered by Mediasite, the patented webcasting platform which automates the capture, management, delivery and search of lectures, online training and briefings, Sonic Foundry empowers people to transform the way they communicate. Through the Mediasite platform and its Event Services group, the company helps customers connect a dynamic, evolving world of shared knowledge and envisions a future where learners and workers around the globe use webcasting to bridge time and distance, accelerate research and improve performance. Product and service names mentioned herein are the trademarks of Sonic Foundry, Inc. or their respective owners.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Sonic Foundry's products, its ability to succeed in capturing significant revenues from media services and/or systems, the effect of new competitors in its market, integration of acquired business and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

Sonic Foundry, Inc. Condensed Consolidated Balance Sheets (in thousands, except for share data) (Unaudited)
	June 30, 2011	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$ 4,213	$ 3,358
Accounts receivable, net of allowance of $90 and $105	6,234	5,038
Inventories	574	541
Prepaid expenses and other current assets	638	433
Total current assets	11,659	9,370
Property and equipment:
Leasehold improvements	980	980
Computer equipment	3,161	2,597
Furniture and fixtures	461	461
Total property and equipment	4,602	4,038
Less accumulated depreciation	3,308	2,801
Net property and equipment	1,294	1,237
Other assets:
Goodwill	7,576	7,576
Other intangibles, net of amortization of $123 and $71	52	84
Total assets	$ 20,581	$ 18,267

Liabilities and stockholders' equity
Current liabilities:
Revolving line of credit	$ -	$ -
Accounts payable	1,234	1,138
Accrued liabilities	1,033	752
Unearned revenue	5,251	5,486
Current portion of capital lease obligation	20	-
Current portion of notes payable	854	552
Total current liabilities	8,392	7,928

Long-term portion of unearned revenue	491	587
Long-term portion of capital lease	42	-
Long-term portion of notes payable	656	1,040
Other liabilities	21	85
Deferred tax liability	1,670	1,490
Total liabilities	11,272	11,130

Stockholders' equity:
Preferred stock, $.01 par value, authorized 500,000 shares; none issued and outstanding	—	—
5% preferred stock, Series B, voting, cumulative, convertible, $.01 par value (liquidation preference at par), authorized 1,000,000 shares, none issued and outstanding	—	—
Common stock, $.01 par value, authorized 10,000,000 shares; 3,818,563 and 3,650,823 shares issued and 3,805,847 and 3,638,107 shares outstanding	38	37
Additional paid-in capital	187,981	185,973
Accumulated deficit	(178,515)	(178,678)
Receivable for common stock issued	(26)	(26)
Treasury stock, at cost, 12,716 shares	(169)	(169)
Total stockholders' equity	9,309	7,137
Total liabilities and stockholders' equity	$ 20,581	$ 18,267

Sonic Foundry, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010

Revenue:
Product	$3,911	$3,055	$9,386	$7,492
Services	3,108	2,525	8,972	7,439
Other	71	46	187	106
Total revenue	7,090	5,626	18,545	15,037

Cost of revenue:
Product	1,848	1,254	4,489	3,198
Services	314	189	997	498
Total cost of revenue	2,162	1,443	5,486	3,696
Gross margin	4,928	4,183	13,059	11,341

Operating expenses:
Selling and marketing	2,984	2,504	7,889	7,042
General and administrative	720	572	2,056	1,969
Product development	863	777	2,559	2,293
Total operating expenses	4,567	3,853	12,504	11,304
Income from operations	361	330	555	37

Other expense, net	(89)	(67)	(212)	(105)
Income (loss) before income taxes	272	263	343	(68)
Provision for income taxes	(60)	(60)	(180)	(180)
Net income (loss)	$212	$203	$163	$(248)

Net income (loss) per common share:
– basic	$0.06	$0.06	$0.04	$(0.07)
– diluted	$0.05	$0.06	$0.04	$(0.07)

Weighted average common shares
– basic	3,786,349	3,615,219	3,724,413	3,612,277
– diluted	3,979,288	3,639,480	3,929,401	3,612,277

Non-GAAP Consolidated Statements of Operations (in thousands, except for per share data)
	Fiscal Quarter Ended June 30, 2011			Fiscal Quarter Ended June 30, 2010
	GAAP	Adj(1)	Non-GAAP	GAAP	Adj(1)	Non-GAAP

Revenues	$ 7,090	$ 418	$ 7,508	$ 5,626	$ 330	$ 5,956
Cost of revenue	2,162	—	2,162	1,443	—	1,443
Total operating expenses	4,567	(360)	4,207	3,853	(260)	3,593
Income from operations	361	778	1,139	330	590	920
Other expense	(89)	—	(89)	(67)	—	(67)
Provision for income taxes	(60)	60	—	(60)	60	—
Net income	$ 212	$ 838	$ 1,050	$ 203	$ 650	$ 853
Basic net income per common share	$ 0.06	$ 0.22	$ 0.28	$ 0.06	$ 0.18	$ 0.24
Diluted net income per common share	$ 0.05	$ 0.21	$ 0.26	$ 0.06	$ 0.17	$ 0.23

(1)Adjustments consist of the following:

Billings		$ 418			$ 330
Depreciation and amortization		203			142
Non-cash tax provision		60			60
Stock-based compensation(2)		157			118

Total non-GAAP adjustments		$ 838			$ 650

(2) Stock-based compensation is included in the following GAAP operating expenses:

Selling and marketing		$ 107			$ 79
General and administrative		12			8
Product development		38			31

Total stock-based compensation		$ 157			$ 118

CONTACT: investor inquiries, investor@sonicfoundry.com, or media relations, tammy@sonicfoundry.com, both of Sonic Foundry, Inc.